SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                              (100% WHOLLY-OWNED)


          NAME OF SUBSIDIARY                      STATE OF INCORPORATION
          ------------------                      ----------------------

          Topps Ireland Limited                   Ireland

          Merlin Publishing International PLC     United Kingdom